Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

LMI Aerospace, Inc.
St. Charles, Missouri

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-147283) and Form S-8 (No. 333-338090) of LMI Aerospace, Inc. of our report dated March 13, 2009, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K for the year ended December 31, 2010.

/s/ BDO USA, LLP (formerly known as BDO Seidman, LLP)

Chicago, Illinois
March 11, 2011